Exhibit (n)(2)

POWER OF ATTORNEY

The undersigned officers and/or directors of TCP Capital Corp., a Delaware corporation, (“TCPC”) and Special Value Continuation Partners, LP, a Delaware limited partnership, (“SVCP,” and collectively with TCPC, the “Funds”), do hereby constitute and appoint Howard M. Levkowitz, Director of each Fund, and Paul L. Davis, Chief Financial Officer of each Fund, as his true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of TCPC, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of TCPC pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of TCPC or the registration or offering of TCPC’s common stock, preferred stock, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 29th day of May 2015.

/s/ Eric J. Draut	/s/ Franklin R. Johnson
Eric J. Draut	Franklin R. Johnson
Director	Director

/s/ Peter E. Schwab	/s/ Rajneesh Vig
Peter E. Schwab	Rajneesh Vig
Director	Director and President

/s/ Howard M. Levkowitz	/s/ Paul L. Davis
Howard M. Levkowitz	Paul L. Davis
Director and Chief Executive Officer	Chief Financial Officer
(principal executive officer)	(principal financial and accounting officer)

The undersigned hereby accepts appointment as attorney-in-fact as of this 29th day of May 2015.

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Director and Chief Executive Officer
(principal executive officer)

/s/ Paul L. Davis
Paul L. Davis
Chief Financial Officer
(principal financial and accounting officer)